                                                                    Exhibit 24.1

                         POWER-OF-ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard A. Lauder, Fred H. Langhammer, Robert J. Bigler and Paul E. Konney, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign the Annual Report on Form 10-K for the fiscal year ended June 30, 1999 of The Estee Lauder Companies Inc. and any and all amendments thereto, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                  Signature                          Title                                     Date
                  ---------                          -----                                     ----


     /s/ Leonard A. Lauder                           Chief Executive
 --------------------------------                    Officer and Director                      September 10, 1999
         Leonard A. Lauder                           (Principal Executive Officer)



     /s/ Ronald S. Lauder                            Director                                  September 10, 1999
 -------------------------------
         Ronald S. Lauder


     /s/ Fred H. Langhammer                          Director                                  September 10, 1999
 -------------------------------
         Fred H. Langhammer


     /s/ Richard D. Parsons                          Director                                  September 1, 1999
 -------------------------------
         Richard D. Parsons


     /s/ William P. Lauder                           Director                                  September 10, 1999
 -------------------------------
         William P. Lauder


     /s/ Marshall Rose                               Director                                  September 10, 1999
 -------------------------------
         Marshall Rose


     /s/ P. Roy Vagelos                              Director                                  September 1, 1999
 -------------------------------
         P. Roy Vagelos


     /s/ Faye Wattleton                              Director                                  September 10, 1999
 -------------------------------
         Faye Wattleton


     /s/ Robert J. Bigler                            Senior Vice President
 -------------------------------                     and Chief Financial                       September 10, 1999
         Robert J. Bigler                            Officer (Principal Financial and
                                                     Accounting Officer)